CYTOKINETICS REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

AND PROVIDES BUSINESS UPDATE

Interactions with FDA Progressing Towards December 26, 2025 PDUFA Date for Aficamten; U.S. Commercial Launch Preparations on Track

Ex-U.S. Regulatory Reviews of Aficamten Ongoing in China and E.U.

~$1.25 Billion in Cash, Cash Equivalents and Investments as of September 30, 2025

SOUTH SAN FRANCISCO, Calif., Nov. 5, 2025 - Cytokinetics, Incorporated (Nasdaq: CYTK) reported a management update and financial results for the third quarter of 2025.

“I’m pleased that our teams continue to demonstrate strong execution and sustained momentum as we approach the PDUFA date for the aficamten NDA. Our commercial preparations have been deliberate and strategic, positioning us well for this milestone,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “During the third quarter, we expanded the evidence base for aficamten, with MAPLE-HCM further reinforcing the potential of aficamten in patients with obstructive HCM. With a strong balance sheet, clear focus, and a deep commitment to our mission, we are entering this pivotal transformation toward potential commercialization with confidence, alignment and purpose as we aim to deliver on the promise of translating our science to a new medicine for patients.”

Q3 and Recent Highlights

Cardiac Muscle Programs

aficamten (cardiac myosin inhibitor)

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Continued to support the review of the New Drug Application (NDA) for aficamten for the treatment of patients with obstructive hypertrophic cardiomyopathy (HCM) by the U.S. Food and Drug Administration (FDA) ahead of the Prescription Drug User Fee Act (PDUFA) action date of December 26, 2025.

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On September 15, 2025, the Company participated in a Late Cycle Meeting with the FDA regarding the NDA for aficamten in which the Company discussed its proposed Risk Evaluation and Mitigation Strategy (REMS) program, including Elements to Assure Safe Use (ETASU) and anticipated post-marketing requirements. Based on the Company’s discussions and communications with FDA to date, the Company continues to expect a differentiated label and risk mitigation profile for aficamten, if approved by the FDA.

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Submitted responses to the Day 120 List of Questions from the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) with respect to the ongoing review of the Marketing Authorization Application (MAA) for aficamten for the treatment of obstructive HCM in the European Union and received the Day 180 List of Questions. We expect a potential EMA decision regarding the MAA in 1H 2026.

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Continued to support the review of the NDA for aficamten for obstructive HCM by the Center for Drug Evaluation (CDE) in China.

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Presented primary results from MAPLE-HCM (Metoprolol vs Aficamten in Patients with LVOT Obstruction on Exercise Capacity in HCM), a Phase 3 randomized, double-blind, active-comparator clinical trial, at the European Society of Cardiology Congress 2025 demonstrating superiority of aficamten to metoprolol on peak oxygen uptake (pVO2) (change from baseline to Week 24, least squares mean (LSM) treatment difference (SE), +2.3 (0.39) mL/kg/min, p<0.001).
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Aficamten also showed superiority to metoprolol in five of six secondary endpoints, including improvement of New York Heart Association (NYHA) Functional Class and reduced patient symptom burden. Additional analyses showed aficamten significantly improved measures of cardiac structure and function compared to metoprolol.
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Supplemental analyses of MAPLE-HCM presented at the Heart Failure Society of America (HFSA) Annual Scientific Meeting 2025 showed that aficamten significantly improved measures of maximal and submaximal exercise capacity and recovery compared to metoprolol.

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Presented new analyses from the European Society of Cardiology Congress 2025 and the Heart Failure Society of America (HFSA) Annual Scientific Meeting 2025 expanding on the long-term safety, efficacy and tolerability of aficamten in patients with obstructive HCM and non-obstructive HCM.

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Advanced the ongoing clinical trials program for aficamten:
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Continued conduct of ACACIA-HCM (Assessment Comparing Aficamten to Placebo on Cardiac Endpoints In Adults with Non-Obstructive HCM), a pivotal Phase 3 clinical trial of aficamten in patients with non-obstructive HCM. Completed enrollment in the Japan cohort of ACACIA-HCM. We expect to share topline results of the primary cohort (excluding Japan) in Q2 2026.
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Continued conduct of CAMELLIA-HCM, a Phase 3 clinical trial of aficamten in Japanese patients with obstructive HCM. CAMELLIA-HCM is being conducted by Bayer in collaboration with Cytokinetics to support potential marketing authorization in Japan.
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Continued enrolling patients in CEDAR-HCM (Clinical Evaluation of Dosing with Aficamten to Reduce Obstruction in a Pediatric Population in HCM), a clinical trial of aficamten in a pediatric population with symptomatic obstructive HCM. We expect to continue patient enrollment of the adolescent cohort into 2026.

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Expanded U.S. commercial readiness activities for aficamten:
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Continued sales force onboarding and training.
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Finalized our promotional launch campaign and continued building our patient support programs.
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Onboarded and began training patient navigators as a central point of contact throughout the treatment experience.
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Continued to engage with payers to educate on the clinical data supportive of aficamten and the clinical and economic burden of HCM.

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Advanced European commercial readiness activities, including preparing Health Technology Assessment (HTA) dossiers for key EU markets and ensuring launch readiness for potential approval in Germany in 1H 2026.

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Published the following manuscripts:
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“Aficamten or Metoprolol Monotherapy for Obstructive Hypertrophic Cardiomyopathy” in New England Journal of Medicine
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“Effect of Aficamten Compared With Metoprolol on Echocardiographic Measures in Symptomatic Obstructive Hypertrophic Cardiomyopathy: MAPLE-HCM” in Journal of the American College of Cardiology
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“Low Incidence of Atrial Fibrillation in Patients with Obstructive Hypertrophic Cardiomyopathy treated with Aficamten: An Analysis from the REDWOOD-HCM, SEQUOIA-HCM, and FOREST-HCM Trials” in Heart Rhythm
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“Characterization and Application of Novel Exercise Recovery Patterns That Reflect Cardiac Performance: A Substudy of the SEQUOIA-HCM Trial” in Circulation
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“Safety and Efficacy of Aficamten in Patients With Nonobstructive Hypertrophic Cardiomyopathy: A 96-Week Analysis From FOREST-HCM” in Journal of Cardiac Failure
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“Cardiopulmonary Exercise Testing for Characterization of Hypertrophic Cardiomyopathy: A Meta-Analysis” in Journal of the American Heart Association
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“Toward a Quantitative Understanding of Aficamten Clinical Pharmacology: Population Pharmacokinetic Modeling” in CPT: Pharmacometrics & Systems Pharmacology
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“Cardiovascular Hospitalizations Burden Following Septal Myectomy for Obstructive Hypertrophic Cardiomyopathy” in Journal of the American Heart Association
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“Health Care Resource Use and Economic Burden in Patients with Symptomatic Obstructive Hypertrophic Cardiomyopathy and Atrial Fibrillation” in Journal of the American Heart Association

omecamtiv mecarbil (cardiac myosin activator)

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Continued conduct of COMET-HF (Confirmation of Omecamtiv Mecarbil Efficacy Trial in Heart Failure), a confirmatory Phase 3 clinical trial of omecamtiv mecarbil in patients with symptomatic heart failure with severely reduced ejection fraction. We expect to continue patient enrollment through 2026.

ulacamten (CK-4021586, cardiac myosin inhibitor)

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Continued conduct of AMBER-HFpEF (Assessment of CK-586 in a Multi-Center, Blinded Evaluation of Safety and Tolerability Results in HFpEF), a Phase 2 clinical trial of ulacamten in patients with symptomatic heart failure with preserved ejection fraction (HFpEF) with left ventricular ejection fraction (LVEF) ≥ 60%.

Pre-Clinical Development and Ongoing Research

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Continued pre-clinical development and research activities directed to additional muscle biology focused programs.

Corporate

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Named James M. Daly to the Company’s Board of Directors. Mr. Daly is an accomplished pharmaceutical industry leader with expertise in commercialization.

Third Quarter 2025 Financial Results

Cash Equivalents and Investments

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As of September 30, 2025, the company had approximately $1.25 billion in cash, cash equivalents and investments compared to $1.04 billion at June 30, 2025.

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On September 19, 2025, the Company issued $750.0 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2031 (the “Notes”), which includes the full exercise of the initial purchasers’ option to purchase up to an additional $100.0 million aggregate principal amount of Notes. Net proceeds from the offering were $729.5 million after deducting the initial purchasers’ discount and commissions and offering expenses payable by the Company. The Company used approximately $402.5 million of the net proceeds from the offering and issued 2,168,806 shares of its common stock in exchange for approximately $399.5 million aggregate principal amount of the 2027 Notes in privately negotiated transactions entered into concurrently with the pricing of the offering.

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In October 2025, the Company received $100 million in proceeds from the drawing on Tranche 5 of the Royalty Pharma Multi Tranche Term Loan.

Revenues

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Total revenues for the third quarter of 2025 were $1.9 million compared to $0.5 million for the same period in 2024.

Research and Development (R&D) Expenses

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R&D expenses for the third quarter of 2025 were $99.2 million, which included $15.1 million of non-cash stock-based compensation expense, compared to $84.6 million for the same period in 2024, which included $11.4 million of non-cash stock-based compensation expense. The increase was primarily due to advancing our clinical trials and higher personnel-related costs including stock-based compensation.

General and Administrative (G&A) Expenses

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G&A expenses for the third quarter of 2025 were $69.5 million, which included $15.6 million of non-cash stock-based compensation expense, compared to $56.7 million for the same period in 2024, which included $13.9 million of non-cash stock-based compensation expense. The increase was primarily due to investments toward commercial readiness and higher personnel-related costs including stock-based compensation.

Net Income (Loss)

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Net loss for the third quarter of 2025 was $306.2 million, or $(2.55) per share, basic and diluted, compared to a net loss of $160.5 million, or $(1.36) per share, basic and diluted, for the same period in 2024. The net loss for the third quarter of 2025 includes the debt conversion expense of $121.2 million due to the induced exchange of $399.5 million of aggregate principal amount of the 2027 Notes.

2025 Financial Guidance

The company is updating its full year 2025 financial guidance:

	Current Guidance issued on 11/5/2025	Prior Guidance
GAAP operating expense*	$680 million to $700 million	$670 million to $710 million
Non-cash stock-based compensation expense included in GAAP operating expense	$120 million to $110 million	$120 million to $110 million

*GAAP operating expense comprised of R&D and SG&A expenses.

Anticipated year-over-year increase in GAAP operating expense includes investments toward commercial readiness for the potential approval and launch of aficamten for patients with obstructive HCM.

The financial guidance does not include the effect of GAAP adjustments as may be caused by events that occur subsequent to publication of this guidance, including but not limited to Business Development activities.

Conference Call and Webcast Information

Members of Cytokinetics’ senior management team will review the company’s third quarter 2025 results on a conference call today at 4:30 PM Eastern Time. The conference call will be simultaneously webcast and can be accessed from the Investors & Media section of Cytokinetics’ website at www.cytokinetics.com or directly at the following link: Cytokinetics Q3 2025 Earnings Conference Call. An archived replay of the webcast will be available via Cytokinetics’ website for six months.

About Cytokinetics

Cytokinetics is a specialty cardiovascular biopharmaceutical company, building on its over 25 years of pioneering scientific innovations in muscle biology to advance a pipeline of potential new medicines for patients suffering from diseases of cardiac muscle dysfunction. Cytokinetics is readying for potential regulatory approvals and commercialization of aficamten, a cardiac myosin inhibitor following positive results from SEQUOIA-HCM, the pivotal Phase 3 clinical trial in patients with obstructive hypertrophic cardiomyopathy (HCM). Aficamten is also being evaluated in additional clinical trials enrolling patients with obstructive and non-obstructive HCM. Cytokinetics is also developing omecamtiv mecarbil, a cardiac myosin activator, in patients with heart failure with severely reduced ejection fraction (HFrEF), ulacamten, a cardiac myosin inhibitor with a mechanism of action distinct from aficamten, for the potential treatment of heart failure with preserved ejection fraction (HFpEF) and CK-089, a fast skeletal muscle troponin activator with potential therapeutic application to a specific type of muscular dystrophy and other conditions of impaired skeletal muscle function.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on X, LinkedIn, Facebook and YouTube.

Disclaimer

Aficamten, omecamtiv mecarbil, ulacamten and CK-089 are investigational medicines. They have not been approved nor determined to be safe or efficacious for any disease state or any indication by FDA or any other regulatory agency.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but not limited to, statements, express or implied, relating to our or our partners’ research and development and commercial readiness activities, including the initiation, conduct, design, enrollment, progress, continuation, completion, timing and results of any of our clinical trials, or more specifically, our receipt of regulatory approval by FDA or any other regulatory authority to enable our commercialization of aficamten in the United States by the target PDUFA date or in any other jurisdiction by any target date, if ever, our ability to complete enrollment of CEDAR-HCM and AMBER-HFpEF by any target date, our ability to complete patient enrollment of COMET-HF by any target date, our ability to announce the results of ACACIA-HCM in of the second quarter of 2026, our ability to announce the results of any of our clinical trials by any particular date, the timing of interactions with FDA or any other regulatory authorities in connection to any of our drug candidates and the outcomes of such interactions; statements relating to the potential patient population who could benefit from aficamten, omecamtiv mecarbil, ulacamten, CK-089 or any of our other drug candidates; statements relating to our ability to receive additional capital or other funding, including, but not limited to, our ability to meet any of the conditions relating to or to otherwise secure additional loan disbursements under any of our agreements with entities affiliated with Royalty Pharma or additional milestone payments from Sanofi or Bayer in connection with our collaborations for aficamten in China or Japan respectively; statements relating to our operating expenses or cash utilization for the remainder of 2025 or any other period, and statements relating to our cash balance at any particular date or the amount of cash runway such cash balances represent at any particular time. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Cytokinetics’ need for additional funding and such additional funding may not be available on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval; patient enrollment for or conduct of clinical trials may be difficult or delayed; the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials; Cytokinetics may incur unanticipated research and development and other costs; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” in Cytokinetics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CYTOKINETICS® and the CYTOKINETICS and C-shaped logo are registered trademarks of Cytokinetics in the U.S. and certain other countries.

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Contact:

Cytokinetics

Diane Weiser

Senior Vice President, Corporate Affairs

(415) 290-7757

Cytokinetics, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and short term investments	$ 962,535	$ 1,076,014
Other current assets	14,814	31,926
Total current assets	977,349	1,107,940
Long-term investments	288,817	145,055
Property and equipment, net	76,001	65,815
Operating lease right-of-use assets	77,580	75,158
Other assets	16,810	7,705
Total assets	$ 1,436,557	$ 1,401,673
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 83,717	$ 75,692
Short-term operating lease liabilities	20,647	18,978
Current portion of long-term debt	17,280	11,520
Derivative liabilities measured at fair value	16,900	11,300
Deferred revenue	1,612	52,370
Other current liabilities	1,988	9,814
Total current liabilities	142,144	179,674
Term loan, net	158,747	93,227
Convertible notes, net	889,524	552,370
Liabilities related to revenue participation right purchase agreements, net	504,498	462,192
Long-term operating lease liabilities	110,655	112,582
Liabilities related to RPI Transactions measured at fair value	150,500	137,000
Other non-current liabilities	1,612	—
Total liabilities	1,957,680	1,537,045
Commitments and contingencies
Stockholders' deficit

Common stock	122	118
Additional paid-in capital	2,782,409	2,563,876
Accumulated other comprehensive income	34	2,398
Accumulated deficit	(3,303,688)	(2,701,764)
Total stockholders' deficit	(521,123)	(135,372)
Total liabilities and stockholders' deficit	$ 1,436,557	$ 1,401,673

Cytokinetics, Incorporated
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenues:
Collaboration revenues	$ 1,936	$ 463	$ 5,931	$ 1,547
License and milestone revenues	—	—	64,353	—
Total revenues	1,936	463	70,284	1,547
Operating expenses:
Research and development	99,233	84,612	311,628	245,779
General and administrative	69,458	56,652	192,548	152,976
Total operating expenses	168,691	141,264	504,176	398,755
Operating loss	(166,755)	(140,801)	(433,892)	(397,208)
Interest expense	(11,353)	(8,928)	(31,305)	(28,763)
Non-cash interest expense on liabilities related to revenue participation right purchase agreements	(14,969)	(13,370)	(42,228)	(35,155)
Interest and other income, net	10,248	17,054	36,950	36,520
Change in fair value of derivative liabilities	700	700	3,300	100
Change in fair value of liabilities related to RPI Transactions	(2,800)	(15,200)	(13,500)	(15,000)
Debt conversion expense	(121,249)	—	(121,249)	—
Net loss	$ (306,178)	$ (160,545)	$ (601,924)	$ (439,506)

Net loss per share — basic and diluted	$ (2.55)	$ (1.36)	$ (5.04)	$ (4.00)
Weighted-average number of shares used in computing net loss per share — basic and diluted	119,982	117,685	119,317	109,932